UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 16, 2019
ALIMERA SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34703	20-0028718
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6120 Windward Parkway Suite 290 Alpharetta, Georgia		30005
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (678) 990-5740

Not Applicable
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ALIM	The Nasdaq Stock Market LLC (Nasdaq Global Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Amendment to Bylaws
Effective September 16, 2019, the Board of Directors (the “Board”) of Alimera Sciences, Inc. (the “Company”), amended the Company’s Amended and Restated Bylaws (the “Bylaws”) by adding new second and third sentences to Section 2.5.

Pursuant to the amended Section 2.5, at a meeting of the stockholders, if a quorum shall not be present in person or represented by proxy, the stockholders entitled to vote at the meeting, present or represented will have the power to adjourn the meeting from time to time until a quorum shall be present or represented. At an adjourned meeting with a quorum present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

The foregoing summary of the amendment to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment to the Bylaws, which is attached hereto as Exhibit 3.3 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
3.3	Amendment No. 1 to the Company’s Amended and Restated Bylaws

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIMERA SCIENCES, INC.

Dated: September 16, 2019	By:	/s/ J. Philip Jones
	Name:	J. Philip Jones
	Title:	Chief Financial Officer

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